LICENSING AGREEMENT


AGREEMENT dated this twenty-sixth day of March, 1996, between THE CURTIS PUBLISHING COMPANY, LICENSING DIVISION, (hereinafter referred to as "licensor"), located 1000 Waterway Boulevard, Indianapolis, IN 46202, and AMERICAN ROYAL ARTS CORPORATION, (hereinafter referred to as "licensee") located at 473 Old Country Road, Westbury, NY 11590.

WITNESSETH:

WHEREAS, Licensor was engaged in publishing the magazine The Saturday Evening Post;

WHEREAS, Licensor is the owner of a library of distinctive and well-know copyrighted magazine illustrations produced for The Sunday Evening Post.

WHEREAS, Licensee desires to utilize certain of said illustrations for its merchandise upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable considerations, intending to be legally bound, the parties agree as follows:

1.       DEFINITION OF TERMS

         (a) "Customer Sales" shall mean sales of Goods by Licensee directly or through its authorized wholesalers, representatives or distributors to retail establishments for eventual resale to the consumer.

         (b) "Mail Order Sales" shall mean sales of Goods by Licensee directly to the consumer through direct mail solicitation or catalogues.

         (c) "Original Term" shall mean the period beginning on April 1, 1996 and ending on March 31, 1998.

         (d) "Contract Year" shall mean the period commencing on January 1st and ending on December 31st of the same year.

         (e) A "Premium" shall mean any article used for the purposes of increasing the sale of another item, promoting or publicizing any product or service, or used to motivate a sales force, merchant, consumer, or any other person to perform any act.


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         (f)      "Net Wholesale  Selling Price" as used herein shall be defined as meaning the price at which the Goods are sold to Licensee's customers net of all returns actually made or allowed.

2.       GRANT OF LICENSE

Subject to the limitations set forth in Paragraph 2(d) below, and the other conditions of this Agreement, for the original term of this contract the Licensor hereby grants to Licensee the rights to use the illustrations listed under Schedule A below, (hereinafter referred to as "the Materials") on the following merchandise (hereinafter referred to as "goods"):

         (a)      Description of Goods:  A series  of four (4)  limited  edition
                                         lithographs    of   "Garfield    Visits
                                         Rockwell". Print run of 750 each plus 7
                                         Artist's    proofs    of    the    four
                                         illustrations   to   be   marketed   at
                                         approximately  $400 retail.  Each piece
                                         to be  signed  by Jim  Davis  of  Paws,
                                         Incorporated.

         (b)      Schedule A:            Images for Schedule A to be selected.

         (c) Market and Territory: Licensees shall only make sales of Goods as described in Paragraph 1(a) and (b) above. The license hereby granted extends to the United States, its territories, and Canada.

         (d) Limitations on License: No license is granted hereunder for the use of Material for any purpose other than upon or in connection with the Goods. No license is granted hereunder for the manufacture, sale or distribution of Goods to be used as premiums, for publicity purposes, in combination sales, as giveaways, or to be disposed of under similar methods of merchandising. In the event Licensee desires to sell Goods for such purposes, Licensee acknowledges and agrees that it must first seek and obtain a separate license therefore from Licensor and that the user therefor must also obtain a separate license from Licensor for such use of the Goods.

         (e) Exclusivity: For the Original Term of this Agreement, Licensor shall not license any other person to use, in the Territory, the Materials listed under Schedule A on the Goods listed in Paragraph 2(a) and (b) above.

3.       ROYALTIES

         (a) Rate: In consideration of this license, the Licensee shall pay the Licensor, during the Original Term of this Agreement and any extension thereof, a royalty in the amount of eight percent (8%) of the Net Selling Price of Goods sold. In


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                  computing  Net  Selling  Price,  no  costs  incurred  in other advertising and promoting allowances, or distributing the Goods or any indirect expenses shall be deducted.

4.       ACCOUNTING

Not later than the fifteenth day after every quarter during the Original Term and any extension thereof, and thereafter so long as any sales are made by the Licensee pursuant to this Agreement, the Licensee shall furnish to the Licensor a full, complete and accurate statement showing the number of Goods, which have been sold by the Licensee and the selling price thereof during the preceding month. For the purposes of this Agreement, an item is considered to be sold when it is ordered and invoiced or shipped, whichever is sooner.

5.       PAYMENT

Simultaneous with the rendition of the statement as aforesaid in Paragraph 4 above, the Licensee shall pay to the Licensor, subject to the provisions of Paragraph 3, such royalties as the statement indicated are due the Licensor.

6.       DURATION

Except as otherwise provided in the following paragraphs, upon completion of the Original Term, all rights granted the Licensee shall automatically terminate.

7.       QUALITY

Licensee acknowledges that if the Goods manufactured and sold by it are of inferior quality in material and workmanship, the substantial good will which the Licensor has built up and now possesses in the Material will be impaired. Accordingly, Licensee warrants that the Goods will be of high standard and of such appearance and quality as shall be reasonably adequate and suited to their exploitation to best advantage. Licensee shall submit to Licensor finished art work and/or a facsimile of all Goods to be manufactured, together with its cartons and containers, including packaging and wrapping material, which shall be approved in writing by the Licensor before the Goods are advertised, distributed or sold. Any article submitted and not disapproved within fourteen
(14) days of the receipt of same by Licensor shall be deemed to have been approved. After samples of the Goods have been approved pursuant to this paragraph, Licensee shall not depart therefrom without written consent of the Licensor. In the event there is a departure from the approved sample of Goods made or distributed by Licensee, or in the event there is an occurrence connected with any such Goods or Licensee which reflects unfavorably upon Licensor, the Licensor shall have the right in the reasonable exercise of its sole discretion to withdraw its approval of such Goods, at which time this Agreement shall automatically terminate with respect to such Goods.



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


8.       SAMPLES

Licensee shall supply Licensor with 1 sample of each of the complete Goods.

9.       BOOKS AND RECORDS

The Licensee shall keep full, complete and accurate books of account and records covering all transactions relating to the subject matter of this Agreement. Licensor, through its authorized representative shall have the right to examine such books of account and records and other documents and material in Licensee's possession or under its control insofar as they relate to the manufacture and sale of Goods. The Licensor shall have free and full access therefrom at any reasonable hour of the day during which the Licensee's offices are open and in any reasonable manner. Licensee need only retain such books of account and records for a two-year period following the termination of this Agreement.

10.      GOODWILL

The License acknowledges that the Material is unique and original and that the Licensor is the owner thereof. The Licensee shall not, during the Original Term of this Agreement or any time thereafter, dispute or contest, directly or indirectly; the Licensor's ownership of the Material; The Licensor's exclusive right (subject to this license) to use the Material; the validity of any of the copyrights or trademarks pertaining thereto or the Licensor's ownership thereof. Nor shall the Licensee assist or aid others in doing so. At the Licensor's request, the Licensee shall cooperate with the Licensor in preventing or stopping any infringement or unfair use by any third party of the Goods or the Material. The Licensor shall bear the costs of preventing or stopping any such infringement or unfair use, which it elects to pursue, and the Licensee's obligation will be limited to providing full cooperation to Licensor.

11.      LICENSEE'S EFFORTS

Licensee agrees that it will exercise its best efforts to manufacture, distribute and sell the Goods within the territory. It is also agreed that Licensee will use its best efforts to fulfill orders for Goods in a timely and reasonable manner. Should there be an unforeseen delay in fulfilling customers' order for Goods, Licensee will exercise all possible diligence in informing those customers of the delay, and complying totally with Federal Trade Commission regulations and all other relevant state and federal laws. In the event of an unforeseen delay in fulfilling orders to customers, Licensee also agrees that it will refrain from advertising or promoting Goods, or soliciting orders from consumers until such problems are cured.

12.      COPYRIGHT, ETC.

         (a) The Licensor shall apply to register trademarks and claims to copyright, and apply for design patents on the Goods and/or the Material as may be reasonably necessary, in the Licensor's sole discretion, to protect the Licensor's interests.


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




                  All applications for registration of claims to copyright shall identify the Licensor as the copyright proprietor; all applications to register trademarks shall identify the Licensor as the trademark owner; and all applications for design patents shall correctly identify the inventor and shall be assigned to the Licensor.

         (b) If the Licensor requires any specimens of the Goods, or any photographic reproductions of the same, for use in filing copyright, trademark or patent applications, the Licensee shall provide the Licensor with the same at Licensee's expense.

         (c) At the Licensor's request, the Licensee shall execute assignments in favor of the Licensor of any and all copyrights, trademarks or other property rights of whatever kind relating to the Goods and/or the Material without further consideration.

         (d) Licensee shall ensure and warrant that it will provide a legally sufficient copyright notice on the Goods and/or the packaging, wrapping, advertising and promotional material bearing any reproductions of the Goods or the Material, in the following format designated by Licensor:

                                       (C) 19** The Curtis Publishing Company

                  or such other format as Licensor shall from time to time direct. The Licensee further warrants that it will take such precautions as necessary to insure that any reproductions made by its customers also bear the Licensor's legal copyright notice.

13.      ADVERTISING/STYLE GUIDELINES

All advertisements and promotional materials which Licensee intends to use to promote Goods shall be submitted to Licensor for its written approval prior to publication. Licensor shall have fourteen (14) days from the date of receipt of said material in which to approve or disapprove it. Such approval shall not be unreasonably withheld by Licensor.

To the fullest extent possible, the style guidelines of the Licensor will be followed in advertising, labeling and promotion.

14.      RIGHT OF TERMINATION

Without prejudice to any other rights, Licensor shall have the right to terminate this Agreement upon written notice to Licensee, sent by certified mail, return receipt requested, at any time that any of the following may occur:


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         (a)      If Licensee shall not have begun the bona fide  manufacture or production of the Goods licensed hereunder within ninety (90) days from the commencement of the term hereof.

         (b) If Licensee shall be unable to fulfill or obtain valid purchase orders for the Goods throughout the territory hereof for any reason for a period of six (6) months or more.

         (c) If Licensee shall fail to make any payment due hereunder or to deliver any of the statements herein referred to, and if such default shall continue for a period of sixty (60) days.

         (d) If Licensee shall be unable to pay its liabilities when due, or shall make any assignment for the benefit of creditors, or shall file any petition under Chapter 10, 11 or 12 of Title 11, United States Code, or file a voluntary petition in bankruptcy or be adjudicated as bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in United States government or of the several states, Licensor shall have the right to terminate this Agreement. Notwithstanding the foregoing, the Licensor shall, at any time during the term of this contract, have the option of demanding an assurance from Licensee of Licensee's ongoing ability to perform the provisions of this contract, if, in the reasonable opinion of Licensor, Licensee is unable to adequately fulfill its requirements. If reasonable and adequate assurance is not received by Licensor regarding Licensee's ability to perform, Licensor shall have the right to terminate this Agreement.

15.      SALES AND AFTER EXPIRATION

Should this Agreement terminate for any reason or expire, Licensee may, at the sole discretion of the Licensor, be permitted to sell its remaining inventory of Goods for a period not to exceed one hundred and twenty (120) days following the termination or expiration of this Agreement. Said request to sell remaining inventory shall be sent to the Licensor within thirty (30) days before expiration or from Licensee's receipt of any notice terminating the license herein. However, the Licensee shall not, without prior written consent of the Licensor, sell any such remaining Goods as distress merchandise or otherwise than in the ordinary course of business. For the purpose of this Agreement, a distress sale shall be defined as one in which the merchandise is sold for less than fifty percent (50%) of the normal wholesale selling price. Licensee shall pay royalties on all such sales in the manner provided for in this Agreement.

16.      CESSATION OF USE


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 Except as otherwise  provided in Paragraph  15, the Licensee  shall,  forthwith upon the  expiration  of this  Agreement or any extension  thereof,  or upon its
sooner  termination,   discontinue  the  manufacturing,   printing,   promotion,
advertising, sale and distribution of Goods.

17.      RIGHTS RESERVED BY LICENSOR

Any and all rights in and to said Material which are not expressly granted to the Licensee are hereby reserved by the Licensor. Any one or more of such reserved rights may be exercised or enjoyed by the Licensor, directly or indirectly, at any and all times.

18.      REIMBURSEMENT OF EXPENSES

Licensee agrees to reimburse Licensor for all labor, material and other expenses incurred by Licensor at the direct request of Licensee.

Licensee further agrees to reimburse Licensor for the cost of any royalties audit deemed necessary and proper by Licensor, provided such audit finds a discrepancy of five percent (5%) or more.

19.      LICENSOR'S CLAIM

Whatever claim Licensor may have against Licensee hereunder for royalties and/or for damages shall become a first lien upon all of said Goods manufactured or produced pursuant to the terms of this Agreement in the possession or under the control of Licensee or its agents upon the expiration or termination of this Agreement.

20.      REMEDIES

All specific remedies provided for in this Agreement shall be cumulative and shall not be exclusive of one another or any of any other remedies available in law or equity. The failure of the Licensor to insist upon the strict performance of any of the convenants or terms hereof to be performed by the Licensee shall not be construed as a waiver of such covenants of terms.

21.      LICENSEE'S WARRANTY

Licensee hereby agrees to be solely responsible for, to defend and indemnify Licensor and its respective officers, agents and employees, and to hold each of them harmless from any claims, demand, causes or action or damages, including reasonable attorney's fees arising out of the distribution or use of the Goods, other than those based solely on Licensee's use of the Material authorized by this Agreement. Licensee will obtain and maintain product liability insurance in the minimum amount of five hundred thousand dollars ($500,000) providing protection for Licensor and its respective officers, agents and employees against any attorney's fees arising out of any alleged defects in Goods or any use thereof, in an amount and providing coverage

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satisfactory to Licensor. Such insurance policy shall provide that it may not be canceled without at least ten days written notice by Licensor. Further, Licensor will be furnished with a certificate of such insurance issued by the insuring company.

22.      LICENSOR'S WARRANTY

Licensor represents and warrants to Licensee that it is the sole owner and proprietor of Material and has the power to enter into this Agreement. Licensor hereby agrees to indemnify Licensee, its officers, agents and employees and to hold them harmless against claims, demands, causes of action or damages, for trademark or copyright infringement arising out of the use of the Material as authorized by this Agreement, provided that Licensor is given immediate notice of and shall have the option to undertake and conduct the defense of any such claim, demand or cause of action. Licensee may, but shall not be obligated to, join in such defense and be represented by its own counsel. All liabilities, expenses, losses, damages and reasonable attorney's fees in connection with any such claim shall be paid by the Licensor, except that if Licensee elects to be represented by its own counsel, Licensee will pay its own attorney's fees. Licensee agrees that while it may counsel Licensor concerning the disposition of any such action, Licensor shall have the sole final decision concerning the disposition of any action and the right to dispose of inventory and works in progress as it sees fit.

23.      NO PARTNERSHIP OR JOINT VENTURE

This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Licensee. The Licensee shall have no right to obligate or bind Licensor in any manner whatsoever and nothing herein contained shall give or is intended to give any rights of any kind to any third party.

24.      NO ASSIGNMENT

The license hereby granted is and shall be personal to the Licensee and shall not be assignable by any action of the Licensee or by operation of the law, and any attempt at such assignment shall be null and void. The Licensee shall have no right to grant any sub-licenses. Material change in ownership or corporate firm of the Licensee shall render this Agreement null and void. This Agreement shall inure to the benefit of and shall be binding upon the Licensor's successors and assigns.

25.      WAIVER AND MODIFICATION

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced. No waiver by either party of a breach hereof of a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature.

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26.      NOTICE

Whenever notice is required to be given under this Agreement, it shall be deemed to be good and sufficient notice if in writing, signed by an officer or an authorized agent of the party serving such notice and sent by telegram, telex or mailed by registered or certified mail, return receipt requested, to the other party at the address stated above unless notification of a change of address is given in writing.

27.      CONSTRUCTION

This Agreement has been executed in the State of Indiana and shall be construed in accordance with the laws of said State, irrespective of the forum in which the Agreement or any part of it may come up for construction, interpretation, or enforcement.

28.      ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties. There are no representations, warranties, promises, covenants or understandings other than those herein contained.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their duly authorized officers as of the day and year first above written.


THE CURTIS PUBLISHING COMPANY              AMERICAN ROYAL ARTS CORPORATION
LICENSING DIVISION

By:  /s/ Illegible                         By:  /s/ Jerry Gladstone
     ---------------------------------          --------------------------------
Title:         President                   Title:     President
      --------------------------------           -------------------------------
Date:          March 28, 1996              Date:      April 10, 1996
      --------------------------------          --------------------------------



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


                         ADDENDUM TO LICENSING AGREEMENT
                                      NO. 1


ADDENDUM TO THE LICENSING AGREEMENT DATED MARCH 26, 1996 BETWEEN THE CURTIS PUBLISHING COMPANY, LICENSING DIVISION, HEREINAFTER REFERRED TO AS "LICENSOR" AND AMERICAN ROYAL ARTS CORPORATION HEREINAFTER REFERRED TO AS "LICENSEE".


         Paragraph 24 "No Assignment" shall be amended to state the following:

         (a) The license hereby granted is and shall be personal to the Licensee and shall not be assignable by any action of the Licensee or by operation of law, and any attempt at such assignment shall be null and void. The Licensee shall have no right to grant any sub-licenses. Material change in ownership or corporate firm of the Licensee shall render this Agreement null and void. This Agreement shall inure to the benefit of and shall be binding upon the Licensor's successors and assigns.

         (b) Notwithstanding subsection (a) of this paragraph 24, Licensor hereby consents and agrees to the acquisition by merger of all of the outstanding shares of Licensee by Collectibles U.S.A., Inc., a Delaware corporation residing at 2081 Landings Drive, Mountain View, California 94043

All other language and terms of the original agreement shall remain unchanged and in effect.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their duly authorized officers as of the day and year first above written.


THE CURTIS PUBLISHING COMPANY              AMERICAN ROYAL ARTS CORPORATION
LICENSING DIVISION

By:      /s/ Illegible                     By:   /s/ Jerry Gladstone
         -----------------------------           ------------------------------
Title:      Senior Vice President          Title:       President
        ------------------------------           ------------------------------
Date:          May 23, 1997                Date:       June 2, 1997
        ------------------------------           ------------------------------


Contract ID #:  AMERI 96-1G


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